                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                             CITIZENS CORPORATION
                                      BY
                       CITIZENS ACQUISITION CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                        ALLMERICA FINANCIAL CORPORATION
                                      AT
                             $29.00 NET PER SHARE

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 2, 1998, UNLESS THE OFFER IS EXTENDED.


                                                               November 2, 1998

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated November 2, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") and other materials relating to the Offer by Citizens Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Allmerica Financial Corporation, a Delaware corporation ("AFC"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (collectively, the "Shares"), of Citizens Corporation, a Delaware corporation ("Citizens"), that AFC and its subsidiaries do not already own, at a price of $29.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name.

  A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender offer price is $29.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

    2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, December 2, 1998, unless the Offer is extended.

    3. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date of the Offer, a number of Shares which, together with any Shares currently beneficially owned directly or indirectly by AFC will constitute at least 90% of the total Shares outstanding as of the date the Shares are accepted for payment pursuant to the Offer. The Offer is also subject to other terms and conditions contained in the Offer to Purchase.

  In order to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or (in the case of any book-entry transfer) an Agent's Message (as defined in the Offer to Purchase) and any other documents required by the Letter of Transmittal, should be sent to First Chicago Trust Company of New York, the Depositary, and either certificates representing the tendered Shares should be delivered or such Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.



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

                         INSTRUCTIONS WITH RESPECT TO
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                             CITIZENS CORPORATION
                                      BY
                       CITIZENS ACQUISITION CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                        ALLMERICA FINANCIAL CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 2, 1998 (the "Offer to Purchase") and the related Letter of Transmittal, in connection with the offer by Citizens Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Allmerica Financial Corporation ("AFC"), a Delaware corporation, to purchase for cash all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Citizens Corporation, a Delaware corporation, that AFC and its subsidiaries do not already own.

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.


 DATED:      , 1998

      NUMBER OF SHARES TO BE TENDERED:       SHARES*

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                                 SIGNATURE(S)

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                             PLEASE PRINT NAME(S)

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                           PLEASE PRINT ADDRESS(ES)

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                       AREA CODE AND TELEPHONE NUMBER(S)

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                TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

 * I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my (our) account will be tendered.



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